UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2011

OMNITEK ENGINEERING CORP.

 (Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-53955	33-0984450
(Commission File Number)	(IRS Employer Identification No.)

1945 S. Rancho Santa Fe Road, San Marcos, California 92078

 (Address of principal executive offices, Zip Code)

(760) 591-0089

 (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Cashless Exercise of Warrant

On May 19, 2011, the holder of that certain warrant, number 2011-001, to purchase up to 100,000 shares of its common stock at an exercise price of $1.00 per share (the “Warrant”) provided Omnitek Engineering Comp. (the “Company”) with notice of election to exercise the Warrant in full on a cashless basis.  By exercising on a cashless basis, the holder authorized the Company to withhold from issuance such number of shares of common stock that would otherwise be issuable upon such exercise of the Warrant that, when multiplied by the fair market value of the common stock as of the date immediately preceding the date of the notice of exercise, is equal to the aggregate exercise price. Due to such cashless exercise, the number of shares of common stock that would otherwise have been issuable upon the exercise of the Warrant was reduced by 64,516, an aggregate fair market value of $100,000 as of the date immediately preceding the date of the notice of exercise.  Accordingly, the Company issued 35,484 shares of its restricted common stock to the holder upon such exercise.  All 100,000 shares issuable under the exercised Warrant have been extinguished in full.  No underwriters were used   The issuance of the shares was made pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), based upon the fact that the securities were issued to a single individual in a private transaction who made representations to the Company that (1) the securities were being acquired for investment only and not with view to or for sale in connection with any distribution of the securities, (2) such individual has experience in business and financial matters so as to be capable of evaluating the merits and risks of his investment, and (3) such individual is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

Exercise of Options

On May 20, 2011 the Company issued 700,000 restricted shares of common stock in consideration of the capital contribution of $87,500 through the exercise of options by two individuals.  No underwriters were used.  The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Act based upon the fact that the securities were sold to a limited number of purchasers in a private transaction who made representations to us that (1) the securities were being acquired by such purchasers for investment only and not with view to or for sale in connection with any distribution of the securities, (2) such purchasers have experience in business and financial matters so as to be capable of evaluating the merits and risks of their investment, and (3) such purchasers are "accredited investors" within the meaning of Regulation D promulgated under the Act.

Cash Contribution

On May 20, 2011, the Company issued 300,000 restricted shares of common stock in consideration of the capital contribution of $150,000 in cash to one accredited investor.  No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Act based upon the fact that the securities were sold in a private transaction to a single purchaser who made representations to us that (1) the securities were being acquired by such purchaser for investment only and not with view to or for sale in connection with any distribution of the securities, (2) such purchaser has experience in business and financial matters so as to be capable of evaluating the merits and risks of his investment, and (3) such purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.

/s/ Werner Funk

Date:

May 23, 2010

By: Werner Funk

Its:  President